UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2004

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 20, 2004, the United States Bankruptcy Court for the Eastern District of Texas approved a settlement agreement between Marten Transport, Ltd. and the trustee of the bankruptcy estate of Mitchell Ward Trucking, Inc., among others, under which the parties agreed to dismiss a lawsuit involving MW Logistics, LLC, or MWL.  Marten owns a 45% equity interest in MWL, a third-party provider of logistics services to the transportation industry and a certified minority owned business.  In settlement of this matter, MWL will make a one-time payment to the trustee of the bankruptcy estate of Mitchell Ward Trucking, Inc. in the amount of $275,000.  The settlement will have no material impact on Marten.

On December 23, 2004, Marten issued a press release announcing that it had settled this litigation with the trustee of the bankruptcy estate of Mitchell Ward Trucking, Inc.  The press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

        Not Applicable.

(b)   Pro Forma Financial Information.

        Not Applicable.

(c)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 23, 2004 (included herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: December 23, 2004	By	/s/ Frank J. Foster
Franklin J. Foster
Its: Vice President of Finance

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 23, 2004 (included herewith).